SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 18, 2003

(Date of earliest event reported)

TERAYON COMMUNICATION SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-24647	77-0328533

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

4988 Great America Parkway, Santa Clara, CA 95054

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 235-5500

Item 9. Regulation FD Disclosure.

     On August 18, 2003, Terayon Communication Systems, Inc. (Company) issued a press release that it had shipped one million DOCSIS® 2.0 (Data Over Cable Service Interface Specification) cable modems to cable television operators worldwide.

Item 7. Exhibits.

99.1	Press Release, dated as of August 18, 2003, entitled Terayon Ships One Million DOCSIS® 2.0 Cable Modems.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Terayon Communication Systems, Inc.
By:	/s/ Zaki Rakib

Zaki Rakib
Chief Executive Officer

Date: August 21, 2003

INDEX OF EXHIBITS

99.1	Press Release, dated as of August 18, 2003, entitled Terayon Ships One Million DOCSIS® 2.0 Cable Modems.